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                                                                   EXHIBIT 23.1


                             ARTHUR ANDERSEN LLP




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this National HealthCare L.P. Form S-8 Registration Statement of our reports dated February 1, 1995 included and incorporated by reference in the Partnership's Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this Registration Statement.


                                                       Arthur Andersen LLP

/s/ Arthur Andersen LLP


Nashville, Tennessee
September 6, 1995